Exhibit 99.1

16430 N. Scottsdale Road, Suite 450, Scottsdale, Arizona 85254 (602) 266-6700 Fax (602) 234-2264 www.zila.com
ZILA NAMES JON PLEXICO TO BOARD OF DIRECTORS
SCOTTSDALE, AZ — April 15, 2009 — Zila, Inc. (NASDAQ:ZILA) today announced that Jon M. Plexico has been elected to the company’s Board of Directors. The appointment increases the board to seven members.
Plexico, 40, is currently general partner of Stonepine Capital Management, LLC. Previously, he served as managing director, healthcare, and before that vice president, healthcare, of Merriman Curhan Ford, a publicly traded financial services company. Earlier, Plexico was director of business development of Chemdex Corporation and prior to that he was national sales manager for Quidel Corporation’s autoimmune & complement division. Plexico earned a bachelor of arts degree in political science from Colgate University.
“Jon brings to Zila’s board of directors a broad perspective, gained as a professional money manager, investment banker and healthcare executive,” said David Bethune, Zila’s chairman and chief executive officer. “As a long-term shareholder of Zila, he supports the company’s strategy and has a keen understanding of its needs. We welcome Jon and look forward to his insights as we work through our financial challenges.”
“Stonepine Capital has been a supportive Zila shareholder during its restructuring over the past year,” said Plexico. “We are strong believers in the company’s oral cancer screening product, ViziLite® Plus, and trust it not only has excellent growth potential but, most importantly, can help save lives. I’m personally delighted to be working with the entire board and management team to help advance this mission.”
About Zila, Inc.
Zila, Inc., headquartered in Scottsdale, Arizona, is a diagnostic company dedicated to the prevention, detection and treatment of oral cancer and periodontal disease. Zila manufactures and markets ViziLite® Plus with TBlue® (“ViziLite® Plus”), the company’s flagship product for the early detection of oral abnormalities that could lead to cancer. ViziLite® Plus is an adjunctive medical device cleared by the FDA for use in a population at increased risk for oral cancer. In addition, Zila designs, manufactures and markets a suite of proprietary products sold exclusively and directly to dental professionals for periodontal disease, including the Rotadent® Professional Powered Brush, the Pro-Select Platinum® ultrasonic scaler and a portfolio of oral pharmaceutical products for both in-office and home-care use. All of Zila’s products are marketed and sold in the United States and Canada primarily through the company’s direct field sales force and telemarketing organization. The company’s products are marketed and sold in other international markets through the direct sales forces of third party distributors. Zila’s marketing programs reach most U.S. dental offices.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based largely on Zila’s expectations or forecasts of future events, can be affected by inaccurate assumptions and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the Company’s control. Therefore, actual results could differ materially from the forward-looking statements contained herein. A wide variety of factors could cause or contribute to such differences and could adversely affect revenue, profitability, cash flows and capital needs. There can be no assurance that the forward-looking statements contained in this press release will, in fact, transpire or prove to be accurate. For a more detailed description of these and other cautionary factors that may affect Zila’s future results, please refer to Zila’s Form 10-K for its fiscal year ended July 31, 2008 and Form 10-Q for the quarter ended January 31, 2009.
For more information about the company and its products, please visit www.zila.com.
Contact:
Investors, Robert Jaffe of PondelWilkinson Inc., 310-279-5969
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